UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

                    ChoiceOne Financial Services, Inc. (the "Company") held its annual meeting of shareholders on Wednesday, May 1, 2013. At the meeting, the shareholders voted on four matters: (1) the election of four directors; (2) approval on an advisory basis of the compensation of the Company's named executive officers as disclosed in the proxy statement; (3) an advisory vote on the approval of the frequency of future shareholder votes on executive compensation; and (4) ratification of the selection of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2013.

                    All of the nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
Frank G. Berris	1,924,266	75,254	651,310
Stuart Goodfellow	1,970,606	28,914	651,310
Gary Gust	1,964,090	35,430	651,310
Nels Nyblad	1,995,566	3,954	651,310

                    The shareholders approved the compensation of the Company's named executive officers by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,883,540	56,091	59,888	651,311

                    The shareholders approved the frequency of future shareholder votes on executive compensation by the following votes:

Votes Cast

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,826,582	45,716	87,275	39,947	651,310

                    Based on these results, and consistent with the Company's recommendation, the Board expects to hold future advisory votes on executive compensation every year.

                    The shareholders ratified the appointment of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2013 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
2,462,258	23,217	3,996	161,359

***

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 2, 2013	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer